Exhibit 10.2

PARTICIPATION AGREEMENT AND CONFIRMATION

PAUL H. RAPISARDA (“Participant”)

Pursuant to the Fifth Amended and Restated Long-Term Incentive Plan (the “Plan”) of Atlantic Power Holdings, Inc. (“Atlantic Holdings”) and in consideration of services provided to the Issuer and/or any of its subsidiaries by the Participant in respect of the 2012 year, Atlantic Holdings hereby grants to the Participant 41,237 Notional Shares under the Plan (“2012 Notional Shares”).

Capitalized terms not defined in this agreement (the “Agreement”) have the meanings given in the Plan.  In the event of an inconsistency between the Plan, any existing employment agreement between Atlantic Holdings and the Participant and this Agreement, the terms of this Agreement shall govern.

Atlantic Holdings and the Participant understand and agree that these Notional Shares are subject to the terms and conditions of the Plan (as they exist on the date hereof), except to the extent modified by the terms set forth below, all of which are incorporated into and form a part of this Agreement:

1.              Vesting of Notional Shares.  The Vesting Date with respect to the 2012 Notional Shares shall be March 31, 2016.

2.              Payment.  Payment or settlement in respect of the 2012 Notional Shares shall be made promptly following the Administrator’s certification of the achievement of the performance metrics set forth in Section 3 below, but no later than June 15, 2016.

3.              General Performance Metrics and Calculation of Award.  The following target ranges for Relative TSR and Project Adjusted EBITDA per Share over the three-year performance period of April 1, 2013 to March 31, 2016, each with an equal 50% weighting, shall be used to determine the final award to be settled to the Participant, subject to terms and conditions of the Plan and this Agreement:

a.              Relative TSR

Relative TSR percentile ranking	Below 25th percentile	25th percentile	Median	75th percentile or above

% vesting of TSR portion of award	0%	50%	100%	150%

b.              Project Adjusted EBITDA per Share

Project Adjusted EBITDA per Share vs. Budget	Below 75% of Budget	75% of Budget or above

% vesting of Project Adjusted EBITDA per Share portion of award (rounded down to the nearest whole number)	0%	50-150% vesting, equal to 50% plus an additional 2% for every 1% increase over 75% of Budget (with vesting capped at 150%)

DATED:  April 11, 2013.

ATLANTIC POWER HOLDINGS, INC.

Per:	/s/ Barry E. Welch
Name:
Title:

I agree to the terms and conditions set out herein and confirm and acknowledge that I have not been induced to enter into this Agreement or acquire any Notional Shares or any other interest in the Plan or the Issuer by expectation of employment or continued employment with the Issuer or any of its subsidiaries.

PAUL H. RAPISARDA

/s/ Paul H. Rapisarda
Signature